StrikeForce Technologies, Inc. Announces

                        Move to NASD's OTC Bulletin Board


     Identity Assurance Company Raising Capital for Expansion and Operations


EDISON,   N.J.   (December  14,  2005)  --  StrikeForce   Technologies,   Inc.'s
(OTCBB:SKFT) common stock was approved for trading yesterday on the NASD Over-The-Counter Bulletin Board and is ready to receive bids. Trading should commence within a few days with the ticker symbol SKFT.OB.

     "Obtaining trading status is an integral part of our growth strategy, allowing us access to additional capital markets as we continue to expand our operations and core technologies," said Mark L. Kay, StrikeForce's CEO.

     Copies of the prospectus relating to this offering may be obtained by e-mailing the company at investor@sftnj.com. StrikeForce Technologies, Inc. provides a holistic suite of identity assurance products that help prevent identity theft in the financial services industry, retail and e-commerce industries, public and private enterprises and government agencies. The company's products combat identity fraud at the three most vulnerable points: account creation, account access and online activity.

     Specific products offer organizations identity verification, two-factor authentication, anti-keylogging, and risk mitigation. Most of its solutions use an innovative proprietary "out-of-band" approach, pairing online communication with another device on a separate network, such as a mobile phone or PDA.

     "Organizations are searching for proven and affordable identity assurance products to tackle the multi-billion dollar problem of identity theft," said George Waller, Executive Vice President of StrikeForce Technologies. "Market drivers for new technology range from federal guidelines to customer loyalty, to competitive advantage - or for some, all of the above."

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     In order to comply with  guidelines  issued in October  2005 by the Federal
Financial Institutions Examination Council's (FFIEC), banks and credit unions will need to be early adopters of identity verification and two-factor authentication technology.

     Many e-commerce companies and merchants are also deploying proactive solutions to protect their businesses from fraudulent chargebacks and shield their customers from improper charges. E-commerce leaders, including Network Merchants, one of the world's largest payment gateways are using StrikeForce's solutions to verify new customers and authenticate transactions.

     In the past two months, the company has signed over a dozen value-added resellers (VARs), domestically and internationally - with others in the qualification process. At the same time, StrikeForce has also penetrated several enterprises and financial services customers, including third-party providers to the financial industry.

     The company has 17 employees,  and is headquartered in Edison,  New Jersey.
For    further    information,    visit    the    company's    Web    site    at
www.strikeforcetech.com.


Company Contact:                                                 Media Contacts:

George Waller                                                        Adam Parken
Executive Vice President                                        George Robertson
(732) 661-9641                                                     Corporate Ink
                                                                  (617) 969-9192
gwaller@StrikeForceTech.com                             aparken@corporateink.com
---------------------------                             ------------------------
                                                     grobertson@corporateink.com
                                                     ---------------------------

Investor Contact:
Mark Corrao
Chief Financial Officer
(732) 661-9641

Investor@StrikeForceTech.com

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Certain  statements  in this press  release  that are not  historical  facts are
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of StrikeForce Technologies, Inc. (the Company) to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited, the expected future business, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to
such  factors  as  increased  competition  and  pricing  pressures,   successful
development and marketing of new products, competitors' and partners' products, development and performance of direct and indirect sales and distribution channels, and customer acceptance of any new products or services as well as risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."